                                                                    EXHIBIT 10.1

                     FIFTH AMENDMENT TO AMENDED AND RESTATED
                           CREDIT AGREEMENT AND WAIVER

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER made and entered into as of August 14, 2000, by and among HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation (the "COMPANY"), HORIZON ACQUISITION CORP., STRATO/INFUSAID, INC. AND STEPIC CORPORATION (collectively "GUARANTORS" or "SUBSIDIARIES") the Lenders signatory to the Credit Agreement referred to below (the "LENDERS"), AND BANK OF AMERICA, N.A., SUCCESSOR TO BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, formerly known as NationsCredit Commercial Corporation, as Agent for the Lenders (the "Agent").

                               STATEMENT OF FACTS

         A. The Company, the Lenders and the Agent are parties to the Amended and Restated Credit Agreement, dated as of May 26, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 11, 1998, and the Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of March 31, 1999 and the Third Amendment to the Amended and Restated Credit Agreement and Waiver dated March 29, 2000 and the Fourth Amendment to the Amended and Restated Credit Agreement and Waiver dated June 6, 2000 (the "CREDIT AGREEMENT"; capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Credit Agreement, as amended hereby), whereby the Lenders have agreed to make certain loans and other financial accommodations to the Company, subject to the terms and conditions contained in the Credit Agreement.

         B. The Company has requested that the Agent and the Lenders agree to modify certain terms of the Credit Agreement and that the Agent and the Lenders grant certain waivers relating to the Credit Agreement, and the Agent and the Lenders are willing to agree to such modifications and to grant certain waivers, subject to the terms and conditions of this Amendment.

                               STATEMENT OF TERMS

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. WAIVER OF CERTAIN DEFAULTS OR EVENTS OF DEFAULT. Subject to the terms and conditions of this Amendment, the Lenders hereby waive any Default or Event of Default arising solely by reason of the Company's failure, for the test periods ending on or before July 31, 2000, to be in compliance with the covenants contained in the following Sections, as in effect prior to this
Amendment:

         (i)      Section 6.13 (Minimum Net Worth)
         (ii)     Section 6.15 (Total Debt Coverage Ratio);
         (iii)    Section 6.16 (Leverage);
         (iv)     Section 6.17 (Minimum EBITDA);
         (v)      Section 6.18 (Interest Coverage); and
         (vi)     Section 6.19 (Debt to Capitalization).

2. AMENDMENT TO CREDIT AGREEMENT. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

         (a) Section 6.15 is amended by deleting the phrase "The Company shall not permit the ratio on the last day of any fiscal quarter" in the first sentence of said section and inserting in lieu thereof the phrase "The Company shall not permit the ratio on the last day of any calendar month..." and by deleting the phrase "except for the fiscal quarter ending December 31, 2000, for which the Company shall not permit such ratio to be less than 1. 15 to 1.0" at the end of said section and inserting in lieu thereof the phrase "except for the calendar months ending October 31, November 30 and December 31, 2000, for which the Company shall not permit such ratio to be less than 1. 15 to 1.0.

         (b) Section 6.16 of the Credit Agreement is amended to read as follows:

                           SECTION 6.16. Leverage. At no time shall the ratio of
                  (i) Consolidated Total Debt at such time to (ii) Adjusted EBITDA for the twelve consecutive calendar months then most recently ended (considered as a single accounting period; provided that for the purposes of compliance on any date prior to the date that twelve consecutive calendar months have elapsed since the Initial Closing Date, Adjusted EBITDA for the relevant period shall equal the sum of Adjusted EBITDA for twelve consecutive calendar months completed since the Initial Closing Date, annualized), exceed 3.50 to 1.0; provided further that during the Fiscal Years ending December 31, 1999 and December 31, 2000, the ratio of (i) Consolidated Total Debt at such time to (ii) EBITDA for the twelve consecutive calendar months then most recently ended shall not exceed the ratio set forth below for the periods occurring during such Fiscal Year:

                  Period                                              Ratio
                  ------                                              -----
                  January 1, 1999 through June 30, 1999              4.00 : 1.00
                  July 1, 1999 through December 31, 1999             3.75 : 1.00
                  January 1, 2000 through March 31, 2000             4.40 : 1.00
                  April 1, 2000 through June 30, 2000                4.10 : 1.00
                  Each calendar month for the period from
                      July 1, 2000 through September 30, 2000        3.75 : 1.00
                  Each calendar month for the period from
                      October 1, 2000 through December 31, 2000      3.50 : 1.00


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

         (c) Section 6.17 of the Credit Agreement is amended to read as follows:

                           SECTION 6.17. MINIMUM EBITDA. At no time during any
                  period specified below arising after the Closing Date, shall EBITDA for the twelve consecutive calendar months (or, in the case of any fiscal quarter ending prior to the first anniversary of the Initial Closing Date, for the period commencing on the Initial Closing Date and ending on the last day of such fiscal quarter), considered as a single accounting period, be less than the corresponding amount set forth below:

                           Twelve Months Ending         Amount
                           ---------------------      -----------
                           3/31/98                    $ 5,500,000
                           6/30/98                      7,000,000
                           9/30/98                      8,000,000
                           12/31/98                     9,000,000
                           3/31/99                     13,000,000
                           6/30/99                     13,000,000
                           9/30/99                     13,000,000
                           12/31/99                    15,500,000
                           3/31/00                     11,000,000
                           6/30/00                     11,000,000
                           7/31/00                     11,000,000
                           8/31/00                     11,000,000
                           9/30/00                     12,000,000
                           10/30/00                    12,000,000
                           11/30/00                    12,000,000
                           12/31/00                    13,000,000
                           All months thereafter       15,500,000

         (d)      Section 6.18 is amended to read as follows:

                  The Company shall not permit the ratio, calculated on the last day of any calendar month for the number of consecutive calendar months then most recently ended since the Initial Closing Date (considered as a single accounting period, but not to exceed twelve months), of (i) Consolidated Free Cash Flow to (ii) the aggregate interest charges incurred by the Company and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expenses in accordance with GAAP and the portion of any debt discount or premium (but not expenses of issuance) that shall be amortized in such period, to be less than the ratio set forth below for the period in which the last day of such calendar month shall occur, except for any calendar month in the Fiscal Year ended December 31, 2000, for which the Company shall not permit such ratio to be less than 2.0 to 1.0.


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

                                       Period                        Ratio
                           -----------------------------          -----------
                           Closing Date through maturity          3.00 : 1.00

         (e)      Section 6.21 is amended to read as follows:

                  SECTION 6.21. CUMULATIVE CONSOLIDATED CASH FLOW. As of the last date of any calendar month commencing with the month ended July 31, 2000, cash provided by (used in) operations of the Company and its Consolidated Subsidiaries for the twelve calendar months then most recently ended (or in the case of any calendar month ending on or prior to December 31, 2000, since January 1, 2000), as determined from the statements of cash flow delivered in accordance with Section 5.01(b) and
                  (c), adding back any amounts (not to exceed $3,300,000 in the aggregate) deducted in determining cash provided by (used in) operations with respect to the purchase from Cryolife, Inc. of the assets and inventory associated with the plant of Cryolife, Inc. located in Clearwater, Florida, shall be greater than 0.

3. AUDITS AND REPORTING. Company agrees to fully cooperate with, and comply in all respects with any demands related to a collateral audit to be conducted by Agent or its agents and an operational audit to be conducted by The Recovery Group and shall furnish to Agent or its agents any information, reports, statements or other documentation respecting the business operations and financial condition of Company and its Subsidiaries respectively, from time to time, as may be requested and shall provide any and all information necessary to comply with monitoring of its accounts receivable and inventory. Any and all costs, fees and expenses related to the foregoing audit and monitoring shall be borne solely at Company's expense and shall be promptly reimbursed to Agent, at its request. Company agrees that all reports, certificates or other documents required to be provided under Section 5.01 of the Credit Agreement which were originally due on or before September 30, 2000 (including but not limited to August 31, 2000 financial statements) shall now be due on or before September 15, 2000.

4. AGREEMENT TO EXPLORE ALTERNATIVES. It is Company's intent to enter into a binding letter of intent setting forth the terms for an equity investment by
* * * which is satisfactory in all respects to Agent. As such, Company agrees that if said letter of intent is not executed and presented to Bank on or before August 22, 2000, that it will, at its sole cost and expense, engage an investment banker or other third party advisor acceptable to Agent to explore strategic alternatives with respect to the sale of a portion or all of Company's assets or stock.

5. LOCKBOX AGREEMENTS. Notwithstanding the waivers set forth above, Agent's actions in forwarding certain "Default Notices" under those certain Disbursement and Waiver Agreements entered into by and among Company, its Subsidiaries, Agent and certain banks having banking relationships with Company, shall remain valid and in full force and effect and Company's or Subsidiaries' rights to withdraw, transfer or pay funds from the accounts referenced below is terminated.

* * * CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


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

Account Name                                                     Account Number
------------------------------------------------------------     --------------
Horizon Medical Products, Inc.                                     8251106426
Horizon Acquisition Corp. d/b/a Neostar Medical Technologies         2233029
Horizon Acquisition Corp. d/b/a Neostar Medical Technologies       3250348051
Strato/Infusaid, Inc.                                                2275341
Strato/Infusaid, Inc.                                             375-020-5068
 Stepic Corporation                                                 053022805

6. NO OTHER WAIVERS OR AMENDMENTS. Except for the waivers and amendments expressly set forth in Section 1 and Section 2 above, respectively, the Credit Agreement shall remain unchanged and in full force and effect. The waivers contained, in Section 1 relate solely to the Defaults or Events of Default described therein and nothing in this Amendment is intended or shall be construed to be a waiver by the Lenders of any other Default or Event of Default, including without limitation any future failure by the Company to comply with the aforesaid financial covenants, as amended by this Amendment. Nothing in this Amendment is intended or shall be construed to constitute a novation or an accord and satisfaction of any of the Company's Obligations under or in connection with the Credit Agreement or to modify, affect or impair the perfection or continuity of Agent's security interests in, security titles to or other liens on any Collateral for the Obligations.

7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by the Company, (b) no Default or Event of Default has occurred and is continuing as of this date, other than the Defaults or Events of Default waived in this Amendment, and (c) except to the extent disclosed to the Agent in writing on or prior to the date hereof, all of the representations and warranties made by the Company in the Credit Agreement and the other Financing Documents are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach by the Company of its representations and warranties contained in this
Section 6 shall be an Event of Default for all purposes of the Credit Agreement (as amended hereby).

8. RATIFICATION. The Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by the Company (as amended hereby) in connection therewith (including without limitation the other Financing Documents to which the Company is a party), effective as of the date hereof.

9. ESTOPPEL. To induce the Agent and the Lenders to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company as against the Agent or any Lender with respect to the obligations of the Company to any of such parties under the Credit Agreement or the other Financing Documents, either with or without giving effect to this Amendment.


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

10. STRICT COMPLIANCE NOTICE. The Agent hereby notifies the Company that the Agent and the Lenders intend to rely upon the strict terms and conditions of the Credit Agreement and the other Financing Documents, and the Agent and the Lenders expect that the Company will strictly comply with the terms and conditions thereof from and after this date. Nothing contained in this Amendment shall constitute a waiver by the Agent or the Lender of any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Financing Document.

11. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the date hereof, subject to the satisfaction of the following conditions:

                  (a) the receipt by the Agent of this Amendment, duly executed, completed and delivered by the Agent, the Lenders and the Company; and

                  (b) the receipt by the Agent of the fees and expenses due to its counsel from the Company, which amount equals $6,260.00;

                  (c) the receipt by the Agent of such other documents, certificates, lien searches, instruments and opinions of counsel as the Agent may reasonably request.

12. SETOFF. Upon the occurrence and during the continuance of any Event of Default, Agent (and each of it affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its affiliates) to or for the credit or the account of Company against any and all of the obligations of Company now or hereafter existing under this Agreement and any Note held by Agent, irrespective of whether Agent shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Agent agrees promptly to notify Company after any such set-off and application made by Agent; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Agent may have.

13. EXPENSES. The Company will pay all present and future reasonable expenses of Agent in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, the Note and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, auditing fees, search fees, recording fees and the fees and disbursements of Morris, Manning & Martin, L.L.P., or any replacement law firm that serves as counsel retained by the Agent and Agent may debit Company's loan account for any such expenses presented to Company which are unpaid past their due date. This includes any monthly fees incurred in monitoring the Company's borrowing base hereunder and for field exams, which Company hereby agrees to pay and, includes all future reasonable costs and expenses of the Agent in connection with:


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

         (a) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent which is requested by the Company relating to this Agreement, the Note or any of the other Loan Documents;

         (b) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Note and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document, including the fees and disbursements of counsel to the Agent;

         (c) consulting with one or more Persons engaged by the Agent, including appraisers, accountants, lawyers, and The Recovery Group concerning or related to the servicing of this Agreement or the nature, scope or value of any right or remedy of the Agent hereunder, under the Note or under any of the other Loan Documents, including any review of factual matters in connection therewith, with expenses shall include the fees and disbursements of such Persons;

         (d) the collection or enforcement of the obligations of the Company under this Agreement, the Note or other Loan Document including the reasonable fees and disbursements of counsel to the Agent if such collection or enforcement is done by, through or with the assistance of an attorney;

         (e) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Note or any of the other Loan Documents, which expenses shall include fees and disbursements of counsel to the Agent and of experts and other consultants retained by the Agent;

         (f) the exercise by the Agent of any right or remedy granted to it under this Agreement, the Note or any of the other Loan Documents including the reasonable fees and disbursements of counsel to the Agent if such exercise is done by, through, or with the assistance of any attorney;

         (g) gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling preparing for sale and advertising to sell any collateral pledged as security for the Note, whether or not a sale is consummated; and

         (h) to the extent not already covered by any of the preceding subsections, any bankruptcy proceeding, and the fees and disbursements of counsel to the Agent incurred in connection with the representation of the Agent in any matter relating to or arising out of any such proceeding including, without limitation (i) any motion for relief from any stay or similar order,
(ii) the negotiation, preparation, execution and delivery of any document relating to the Loan and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of Company, whether proposed by the Company, the Agent or any other person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

14. WAIVER OF CLAIMS AND RELEASE. Company and its Subsidiaries warrant and represent to Agent that the obligations memoralized by the Credit Agreement and related documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character


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

whatsoever; and Company and its Subsidiaries hereby release and discharge Agent, Lenders, and their predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as "Affiliates"), jointly and severally from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, that have at any time been owned, or that are hereafter owned, in tort or in contract, by Company or Subsidiaries and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement which they had, may have or claim to have against Agent, Lenders or Affiliates. Moreover, Company and its subsidiaries and subsidiaries, jointly and severally, waive any and all claims now or hereafter arising from or related to any delay by Agent, Lenders or Affiliates in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing any collateral securing any of the Obligations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

16. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

17. COUNTERPARTS . This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns and facsimile signatures shall be deemed binding and of the same force and effect as originals.

18. ENTIRE AGREEMENT. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.


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

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             HORIZON MEDICAL PRODUCTS,
                                             INC.

                                             By:    /s/ William E. Peterson, Jr.
                                                --------------------------------
                                             Name:  William E. Peterson, Jr.
                                             Title: President

                                             LENDER AND AGENT:

                                             BANK OF AMERICA, N.A., SUCCESSOR TO
                                             BANC OF AMERICA COMMERCIAL
                                             FINANCE CORPORATION

                                             By:    /s/ Ronald S. Cohn
                                                --------------------------------
                                             Name:  Ronald S. Cohn
                                                    Duly Authorized Signatory


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

                                 ACKNOWLEDGMENT

         The undersigned Credit Parties hereby acknowledge and consent to, and agree to the terms of, the foregoing Fifth Amendment to Amended and Restated Credit Agreement and Waiver, and ratify and confirm their respective obligations under the Financing Documents, as of the date of such Amendment.

                                             HORIZON ACQUISITION CORP.


                                             By: /s/ Marshall B. Hunt
                                                 -------------------------------
                                             Name:  Marshall B. Hunt
                                             Title: Chief Executive Officer

                                             STRATO/INFUSAID, INC.


                                             By: /s/ Marshall B. Hunt
                                                 -------------------------------
                                             Name:  Marshall B. Hunt
                                             Title: President and
                                                    Chief Executive Officer

                                             STEPIC CORPORATION


                                             By: /s/ Marshall B. Hunt
                                                 -------------------------------
                                             Name:  Marshall B. Hunt
                                             Title: Chief Executive Officer


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